EXHIBIT 16.1

October 23, 2019

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549-2000

Re:	Union Bridge Holdings Limited
	File#:	000-55731

We have received a copy of, and are in agreement with, the statements being made as it pertains to our firm by Union Bridge Holdings Limited (the “Registrant”) in item 4.01 of its Form 8-K dated October 22, 2019.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ WWC, P.C.

San Mateo, CA